AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2010

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DILLARD’S, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	71-0388071
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1600 CANTRELL ROAD

LITTLE ROCK, ARKANSAS 72201

501-376-5200

(Address of Principal Executive Offices)

DILLARD’S, INC. STOCK BONUS PLAN

(Full title of the plan)

JAMES I. FREEMAN

SENIOR VICE PRESIDENT AND

CHIEF FINANCIAL OFFICER

DILLARD’S, INC.

1600 CANTRELL ROAD

LITTLE ROCK, ARKANSAS 72201

501-376-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

DANIEL HEARD

KUTAK ROCK LLP

124 W. CAPITOL AVE, SUITE 2000

LITTLE ROCK, ARKANSAS 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $.01 per share	1,000,000 shares	$17.49	$17,490,000	$1,247.04

(1)	Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $17.49 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on January 12, 2010.

EXPLANATORY NOTE

Dillard’s, Inc. (the “Company”) is hereby registering 1,000,000 additional shares of its Class A Common Stock, par value $.01 per share (the “Common Stock”), for issuance under the Dillard’s, Inc. Stock Bonus Plan which shares may be either newly issued by the Company or purchased in open market transactions. A registration statement on Form S-8 (Registration No. 333-126000) (the “Prior Registration Statement”) as filed with the Securities and Exchange Commission on June 21, 2005, relating to the same class of securities and the same employee benefit plan are currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the Commission on April 1, 2009.

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2009, filed with the Commission on June 8, 2009; August 1, 2009, filed with the Commission on August 28, 2009; and October 31, 2009, filed with the Commission on December 3, 2009.

(c)	Our Current Reports on Form 8-K filed with the Commission on May 7, 2009 and August 26, 2009.

(d)	The description of the Registrant’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

EXPLANATORY NOTE

In addition, all reports and other documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Number	Description

5.1	Opinion of Kutak Rock LLP, regarding Common Stock (filed herewith).

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Pulaski, State of Arkansas, this 15th day of January, 2010.

DILLARD’S, INC.

By:	/S/ JAMES I. FREEMAN
Name:	James I. Freeman
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/S/ WILLIAM T. DILLARD, II	Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2009
William T. Dillard, II

/S/ ALEX DILLARD	President and Director	November 17, 2009
Alex Dillard

/S/ JAMES I. FREEMAN	Senior Vice President, Chief Financial Officer and Director	November 17, 2009
James I. Freeman

/S/ MIKE DILLARD	Executive Vice President and Director	November 17, 2009
Mike Dillard

/S/ DRUE MATHENY	Executive Vice President and Director	November 17, 2009
Drue Matheny

/S/ FRANK R. MORI	Director	November 17, 2009
Frank R. Mori

/S/ J.C. WATTS, JR.	Director	November 17, 2009
J.C.Watts, Jr.

/S/ ROBERT C. CONNOR	Director	November 17, 2009
Robert C. Connor

/S/ NICK WHITE	Director	November 17, 2009
Nick White

/S/ WARREN A. STEPHENS	Director	November 17, 2009
Warren A. Stephens

/S/ PETER R. JOHNSON	Director	November 17, 2009
Peter R. Johnson

/S/ R/ BRAD MARTIN	Director	November 17, 2009
R. Brad Martin

EXHIBIT INDEX

(a) The exhibits filed as a part of this registration statement are listed below:

Number	Description

5.1	Opinion of Kutak Rock LLP, regarding Common Stock (filed herewith).

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (filed herewith).